Exhibit 107

Calculation of Filing Fee Table

Form F-1

(Form Type)

Brazil Potash Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to be Paid	Equity	Common Shares, no par value	Rule 457(o)	N/A	N/A	$100,000,000(1)(2)	0.00014760	$14,760

	Equity	Underwriters’ Warrants(3)	Rule 457(g)	N/A	N/A	—(4)	N/A	—

	Equity	Common Shares, no par value, issuable upon exercise in full of the Underwriters’ Warrants	Rule 457(g) Rule 457(o)	N/A	N/A	$6,500,000(5)	0.00014760	$960

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A

	Total Offering Amounts					$106,500,000		$15,720

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$15,720

(1)	Includes the offering price of additional Common Shares that the underwriters have the option to purchase.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(3)

The Registrant will issue to the underwriters, upon the closing of this offering, warrants exercisable for the number of Common Shares equal to 5% of the total number of Common Shares sold in this offering (the “Underwriters’ Warrants”). The Underwriters’ Warrants will be exercisable at an exercise price equal to 130% of the initial public offering price of the Common Shares sold in this offering.

(4)	Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is required in connection with the registration of the Underwriters’ Warrants hereby.
(5)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) and Rule 457(o) under the Securities Act. The maximum aggregate offering price represents 130% (relating to the exercise price of the Underwriters’ Warrants) of $5,000,000, which is 5% of the maximum aggregate offering price of $100,000,000 with respect to the initial public offering of Common Shares registered hereby.